                                                                  Exhibit 10.13


                                                                      EXECUTION


===============================================================================

                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                                     among

                               KIRKLAND'S, INC.,

                                      AND

                       THE OTHER PARTIES SPECIFIED HEREIN

===============================================================================

                           Dated as of April 15, 2002

                               TABLE OF CONTENTS


SECTIONS                                                                                                        PAGE
                                                                                                                ----

1.     Certain Defined Terms......................................................................................3
2.     Prohibited Transfers.......................................................................................8
3.     Preemptive Rights.........................................................................................10
4.     Third Party Offers to Shareholders; Participation Rights..................................................12
5.     Stock Splits, Etc.........................................................................................16
6.     Joinder Requirements......................................................................................16
7.     Failure to Deliver Shares.................................................................................17
8.     Termination...............................................................................................17
9.     Registration Rights.......................................................................................18
10.    Financial Reports and Information.........................................................................18
11.    Company Governance Provisions.............................................................................18
12.    Specific Performance......................................................................................20
13.    Legend....................................................................................................20
14.    Notices...................................................................................................21
15.    Issuance of Stock by the Company..........................................................................23
16.    Entire Agreement and Amendments...........................................................................23
17.    Expenses..................................................................................................24
18.    Dividends.................................................................................................24
19.    Amendment to Charter......................................................................................24
20.    Governing Law; Successors and Assigns.....................................................................24
21.    Waivers...................................................................................................25
22.    Severability..............................................................................................25
23.    Captions..................................................................................................25
24.    Counterparts..............................................................................................25
25.    Attorney's Fees...........................................................................................25
26.    Parties Benefited.........................................................................................25
27.    Successors and Assigns....................................................................................25
28.    Prior Agreement Void......................................................................................25

                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


                  THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the "Agreement") amends and restates a Shareholders Agreement dated as of June 12, 1996, and is made as of the 15th day of April, 2002, by and among

                  - KIRKLAND HOLDINGS L.L.C., a Delaware limited liability company ("Holdings"),

                  - KIRKLAND'S, INC., a corporation incorporated under Tennessee law ("Kirkland's" or the "Company" or the "Representative"),

                  -        SSM VENTURE PARTNERS, L.P.,

                  -        JOSEPH R. HYDE, III,

                  -        JOHNSTON C. ADAMS, JR.,

                  -        JOHN H. PONTIUS,

                  -        CT/KIRKLAND EQUITY PARTNERS, L.P.,

                  -        R-H CAPITAL PARTNERS, L.P.,

                  -        TCW/KIRKLAND EQUITY PARTNERS, L.P.,

                  -        CAPITAL RESOURCE LENDERS II, L.P. ("CRL"),

                  -        ALLIED CAPITAL CORPORATION ("Allied"),

                  -        THE MARLBOROUGH CAPITAL INVESTMENT FUND, L.P.
                           ("Marlborough"),

                  - CAPITAL TRUST INVESTMENTS, LTD. ("Capital Trust" and together with CRL, Allied, and Marlborough, the "Mezzanine Warrant Holders"),

                  -        GLOBAL PRIVATE EQUITY II LIMITED PARTNERSHIP,

                  -        ADVENT DIRECT INVESTMENT PROGRAM LIMITED
                           PARTNERSHIP,

                  -        ADVENT PARTNERS LIMITED PARTNERSHIP,

                  -        CARL KIRKLAND,

                  -        ROBERT KIRKLAND,

                  -        ROBERT ALDERSON,

                  -        THE AMY KATHERINE ALDERSON TRUST, (the "AKA Trust"),

                  -        THE ALLISON LEIGH ALDERSON TRUST (the "ALA Trust"),

                  - THE CARL T. KIRKLAND GRANTOR RETAINED ANNUITY TRUST 2001-1 (the "CTK GRAT"), and

                  - STEVEN COLLINS (Carl Kirkland, Robert Kirkland, Robert Alderson, the AKA Trust, the ALA Trust, the CTK GRAT and Steven Collins being herein referred to collectively as the "Individual Investors").

                  WHEREAS, on June 12, 1996, Holdings, the Company, those companies then affiliated with the Company (collectively, the "Affiliated Companies") and certain of the Individual Investors consummated the transactions contemplated by a Recapitalization Agreement (the "Recapitalization Agreement") which, among other things, included the issuance by the Company and the Affiliated Companies of shares of Common Stock, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock in accordance with the terms of the Recapitalization Agreement;

                  WHEREAS, in connection with the Company's consummation of the transactions contemplated by that certain Senior Subordinated Note and Warrant Purchase Agreement dated on or about June 12, 1996, as amended and in effect as of the date hereof (the "Mezzanine Purchase Agreement"), pursuant to which the Mezzanine Warrant Holders loaned a total of $20,000,000 in subordinated debt to the Company and the Affiliated Companies and the Mezzanine Warrant Holders received warrants to purchase shares of Common Stock of the Company and the Affiliated Companies ("Mezzanine Warrants" and the shares subject to the Mezzanine Warrants, the "Mezzanine Warrant Shares");

                  WHEREAS, in connection with the transactions contemplated by the Recapitalization Agreement, the Company granted to the Management Investors options to purchase shares of Common Stock and the Company subsequently granted Reynolds C. Faulkner options to purchase shares of Common Stock, in each case pursuant to the Company's 1996 Executive Incentive and Non-Qualified Stock Option Plan and the respective option agreements governing such options (collectively, as the same may be amended hereafter, the "Option Agreements", and the shares underlying such options are referred to herein as the "Option Shares");

                  WHEREAS, on or about June 12, 1996, as an inducement to completion of the transactions contemplated by the Recapitalization Agreement and the Mezzanine Purchase Agreement discussed above, Holdings, the Company, the Mezzanine Warrant Holders and certain of the Individual Investors agreed to provide for certain restrictions with respect to the ownership and transfer of the shares of Stock owned by them and certain rights incident to the ownership of shares of Stock pursuant to the Shareholders Agreement dated as of June 12, 1996, as amended (the "Original Shareholders Agreement");

                  WHEREAS, in connection with the consummation of the transactions contemplated by the sixth amendment to that credit agreement between the Company, the Affiliated Companies, BankBoston, N.A. and the other lenders specified therein dated on or about July 7, 1999, the Company and the Affiliated Companies issued to certain investors warrants to purchase shares of Common Stock (the "1999 Warrants", and the shares subject to the 1999 Warrants the "1999 Warrant Shares");

                  WHEREAS, on or about December 31, 1999, (i) the Affiliated Companies merged with and into Kirkland's Stores, Inc., a wholly owned subsidiary of the Company (the Merger"), (ii) pursuant to the Merger the Mezzanine Warrants and the 1999 Warrants became exercisable only with respect to shares of Common Stock of the Company and the Class A Preferred Stock, the Class B Preferred Stock, and the Class C Preferred Stock remained issued and outstanding in the Company only, and (iii) the Company amended the Original Shareholders Agreement to reflect the Merger;

                  WHEREAS, in connection with the consummation of the transactions contemplated by a Securities Purchase Agreement dated on or about August 8, 2000 (the "Purchase Agreement"), the Company issued to the purchasers specified in the Purchase Agreement additional shares of Common Stock, shares of Class D Preferred Stock and warrants to purchase shares of Common Stock (the "2000 Warrants" and the shares subject to the 2000 Warrants, the "2000 Warrant Shares"); and

                  WHEREAS, the Company desires to hereby amend and restate the Original Shareholders Agreement, as amended, to incorporate into the scope of the Original Shareholders Agreement the Class D Preferred Stock, the 1999 Warrants, the 2000 Warrants, the 1999 Warrant Shares and the 2000 Warrant Shares, and otherwise reflect the Company's current capital structure.

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Company set forth below, the parties hereto, intending to be legally bound hereby, agree with each other as follows:

                  1. Certain Defined Terms. Capitalized terms used in this Agreement and not previously defined have the meanings set forth in this
Section 1, or are defined in the provisions of this Agreement identified in this Section 1.

                           (a)      "Adjusted Common Equity Percentage" shall
mean, with respect to a Shareholder, such Shareholder's Common Equity Percentage calculated without taking Offered Shares into account.

                           (b)      "Advent" shall mean Advent International
Corporation, a Delaware corporation, and any Affiliate of Advent International Corporation.

                           (c)      "Affiliate" of a Person shall mean any
Person which, directly or indirectly, controls, is controlled by, is under common control with, or under a common management agreement with, such Person. For purposes hereof (i) each Mezzanine Investor shall be deemed to be an Affiliate of each other Mezzanine Investor, (ii) the partners or shareholders of a Mezzanine Investor shall be deemed to be Affiliates of that Mezzanine Investor (but only to the extent of their pro rata interest therein), (iii) the members of Holdings shall be considered to be Affiliates of Holdings (but only to the extent of their pro rata interest therein).

                           (d)      "Agreement" means this Shareholders
Agreement, as the same may be amended from time to time in accordance herewith.

                           (e)      "Bona Fide Offer" shall mean a bona fide
written offer from any Person other than the Company to purchase any Securities owned by a Shareholder; provided, that if such offer includes an offer to purchase any Preferred Stock, the offer must set forth the aggregate stated value of Preferred Stock which the offeror desires to purchase, which may be accepted through the sale of shares of either Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock having an aggregate stated value equal to the amount set forth.

                           (f)      "Common Equity Percentage" shall mean, as
to any Shareholder, the percentage that (i) the outstanding shares of Common Stock then owned by such Shareholder and any shares of Common Stock issuable upon exercise of any warrants or Options, in each case which are fully vested and then owned by such Shareholder, is of (ii) the aggregate outstanding number of shares of Common Stock then owned by all of the Shareholders plus all shares of Common Stock issuable upon exercise of any warrants or Options, in each case which are fully vested and then owned by any Shareholder.

                           (g)      "Common Shares" shall mean issued and
outstanding shares of Common Stock.

                           (h)      "Common Stock" shall mean the common stock,
par value $.01 per share, of the Company.

                           (i)      "Consulting Agreement" shall mean the
Consulting Agreement by and between Robert Kirkland and the Company and dated on or about June 12, 1966, as the same may have been or may hereafter be amended.

                           (j)      "Counterpart" shall mean a counterpart to
this Agreement in the form of Exhibit A hereto, pursuant to the execution of which a Person shall become bound by all of the terms and conditions to this Agreement.

                           (k)      "Equity" means all initial capital
contributed to the Company by the Shareholders as of June 12, 1996, including in the form of continuing ownership as well as subsequent capital contributions by the Shareholders. For all purposes hereof (i) the Equity shall be considered to have a value of Forty-five Million Dollars ($45,000,000) as of June 12, 1996; (ii) shares of capital stock shall be valued without regard to voting rights, and (iii) the Class C Preferred Stock shall not be considered Equity.

                           (l)      "Excluded Securities" shall mean,
collectively:

                                    (i)      All options available for grant
under a Stock Option Plan and all shares of Common Stock purchaseable under a Stock Option Plan;

                                    (ii)     Common Stock to be issued as a
stock dividend;

                                    (iii)    Common Stock issuable upon the
exercise of warrants or rights or upon conversion or exchange of convertible or exchangeable securities;

                                    (iv)     Shares of any class of the
Company's capital stock to be issued upon any subdivision, combination, stock split or reverse stock split of all the outstanding shares of such class of capital stock of the Company;

                                    (v)      Any securities to be issued by the
Company pursuant to the acquisition by the Company of any Person by means of merger, stock purchase, reorganization, purchase of substantially all the assets or otherwise in which the Company, or the Shareholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired or resulting entity after such transaction; provided, that such recipient(s) of shares of Stock execute(s) a Counterpart and agree(s) to be bound by the terms and conditions hereof; and

                                    (vi)     Any securities to be issued
pursuant to a Public Offering.

                           (m)      "Fully Diluted Common Stock" means the
number of Common Shares plus the number of shares of Common Stock issuable upon conversion, exchange or exercise of other outstanding securities of the Company.

                           (n)      "Management Investors" shall mean Carl
Kirkland and Robert Alderson.

                           (o)      "Mezzanine Investor" shall mean any
Mezzanine Warrant Holder or any other Person who holds, from time to time, any Mezzanine Warrants or Warrant Shares, and who is or who becomes a party to this Agreement pursuant to the terms hereof.

                           (p)      "Management Agreements" shall mean those
letter agreements dated June 12, 1996, providing for employment of the Management Investors with the Company, as the same may have been or may hereafter be amended.

                           (q)      "Management Pledge Agreement" shall mean
the Management Pledge Agreement dated June 12, 1996, executed by certain of the Individual Investors in favor of the First National Bank of Boston, as Administrative Agent, as the same may have been or may hereafter be amended.

                           (r)      "Options" shall mean incentive stock or
non-qualified options granted pursuant to a Stock Option Plan, including without limitation the Options granted pursuant to the Option Agreements.

                           (s)      "Parent Pledge Agreement" shall mean the
Parent Pledge Agreement dated June 12, 1996, executed by Holdings in favor of The First National Bank of Boston, as Administrative Agent, as the same may have been or may hereafter be amended.

                           (t)      "Permitted Transferee" shall mean, with
respect to any Individual Investor (i) such Person's spouse, (ii) any lineal descendant of such Person, (iii) spouses of such lineal descendants, (iv) trusts for the benefit of any such spouse, lineal descendant or spouse of a lineal descendant, or (v) organizations exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, provided that such 501(c)(3) organizations shall only constitute Permitted Transferees where the Individual Investor Transfers Stock to such organization for purposes of permitting such organization either to (x) register and sell such Stock in a Public Offering, or (y) sell such Stock to either a Non-Selling Shareholder or a Third Party Offeror pursuant to Section 4 hereof. The reversion of Stock from a trust described in clause (iv) above to the Individual Investor who is the settlor of such trust shall also constitute a "Permitted Transfer."

                           (u)      "Person" shall mean an individual, a sole
proprietorship, a corporation, a partnership, limited liability company, limited liability partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

                           (v)      "Preferred Stock" shall mean the Class A
Preferred Stock, the Class B Preferred Stock, the Class D Preferred Stock and, where applicable, the Class C Preferred Stock, of the Company.

                           (w)      "Public Offering" shall mean the sale of
shares of Common Stock in a registered underwritten public offering resulting in gross proceeds to the Company of at least Thirty Million Dollars ($30,000,000).

                           (x)      "Securities" shall mean all shares of
capital stock, options, warrants, notes, bonds or other equity or debt securities offered or sold by the Company from time to time on or after the date hereof. (y) "Shareholder" shall mean any Person who holds, from time to time, any Shares or Warrants, and who or which is or becomes a party to this Agreement pursuant to the terms hereof.

                           (z)      "Shares" shall mean and include all issued
and outstanding shares of Common Stock or Preferred Stock now owned or hereafter acquired by the Shareholders.

                           (aa)     "Stock" shall mean and include all shares
of Common Stock and Preferred Stock of the Company, including without limitation, shares of Common Stock issued, issuable or transferable on the exercise of Options, warrants, or other rights to acquire shares of Common Stock or on the conversion or exchange of securities convertible into or exchangeable for Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock or Preferred Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

                           (bb)     "Stock Option Plan" shall mean any Stock
Option Plan adopted by the Company providing for the issuance of the shares of Common Stock to employees of the Company or Company subsidiaries.

                           (cc)     "Transfer" shall mean any transfer of
Stock, whether by sale, assignment, gift, will, devise, bequest, operation of the laws of descent and distribution, or in trust, pledge, hypothecation, mortgage, encumbrance or other disposition. The verb to "Transfer" shall mean to sell, assign, give, transfer (including by gift, will, devise, bequest, or operation of laws of descent and distribution, or in trust), pledge, hypothecate, mortgage, encumber or dispose of.

                           (dd)     "Warrants" shall mean the Mezzanine
Warrants, 1999 Warrants, 2000 Warrants or other warrants issued by the Company from time to time hereafter.

                  Other capitalized terms used in this Agreement have the definitions set forth in the following sections:


                                Capitalized Term                        Section
                                ----------------                        -------

                  10-Day Period                                        3(d)
                  30-Day Exercise Period                               4(c)
                  30-Day Period                                        3(b)
                  90 Day Period                                        3(f)
                  Accepting Shareholders                               3(d)
                  Allied                                               Preamble
                  Class A Preferred Stock                              Preamble
                  Class B Preferred Stock                              Preamble
                  Class C Preferred Stock                              Preamble
                  Class D Preferred Stock                              Preamble
                  Company                                              Preamble
                  Company Notice                                       4(b)
                  Company Option Period                                4(b)
                  Contingent Warrant Shares                            Preamble
                  CRL                                                  Preamble
                  CT                                                   Preamble
                  Exercise Notice                                      4(c)
                  Fair Market Value                                    6(d)
                  Final Purchase Notice                                4(f)
                  Final Remaining Shares                               4(g)(iv)
                  First Option                                         4(c)
                  First Refusal Notice                                 4(a)
                  Holdings                                             Preamble
                  Initiating Holders                                   6(a)

                  Kirkland's                                           Preamble
                  Individual Investors                                 Preamble
                  Marlborough                                          Preamble
                  Mezzanine Purchase Agreement                         Preamble
                  Mezzanine Warrant Holders                            Preamble
                  Mezzanine Warrants                                   Preamble
                  Non-Selling Shareholders                             4(a)
                  Notice of Acceptance                                 3(c)
                  Notice of Refused Securities                         3(c)
                  Offer                                                3(b)
                  Offered A/B/D Preferred Shares                       4(g)(ii)(B)
                  Offered C Preferred Shares                           4(g)(ii)(C)
                  Offered Common Shares                                4(g)(ii)(A)
                  Offered Shares                                       4(a)
                  Outside Offer                                        3(f)
                  Participating Shareholder                            (4)(g)(i)
                  Participation Right                                  4(g)(ii)
                  Preemptive Offer                                     3(a)
                  Preferred A/B/D Value                                4(g)(ii)(B)
                  Preferred C Value                                    4(g)(ii)(C)
                  Preferred Initiating Holders                         6(b)
                  Preferred Purchase Percentage                        6(b)
                  Preferred Stock                                      Preamble
                  Purchase Percentage                                  6(a)
                  Purchasers                                           4(g)(i)
                  Recapitalization Agreement                           Preamble
                  Refused Securities                                   3(c)
                  Remaining Offered Shares                             4(b)
                  Representative                                       Preamble
                  Second Option                                        4(c)
                  Selling Shareholder                                  4(a)
                  Third Party Offer Terms                              4(b)
                  Third Party Offeror                                  4(f)
                  Transferring Shareholder                             7
                  Unpurchased Remaining Offered Shares                 4(c)
                  Unpurchased Remaining Shares Notice                  4(c)
                  Warrant Shares                                       Preamble

                  2.       Prohibited Transfers.

                           (a)      Each Shareholder hereby agrees that it
shall not Transfer all or any of his or its Stock except to the Company or as expressly provided in this Agreement. No Transfer shall be effective and the Company shall not, and shall not be compelled to, recognize any Transfer or record any Transfer on their books made other than in accordance with the terms of this Agreement, or issue any certificate representing any Stock to any Person who has received such Stock in a Transfer made other than in accordance with the terms of this Agreement or to any Person who has not delivered to it an executed Counterpart.

                           (b)      Each Shareholder shall be permitted to
Transfer its Stock to any Affiliate of such Shareholder without compliance with
Section 4 hereof, provided that any such transferee shall, as a condition to such Transfer, execute a Counterpart and thereafter the transferee shall be treated as a Shareholder for all purposes under this Agreement; and provided further that if the Notes (as defined in the Mezzanine Agreement) shall be bearing interest at thirteen and one-half percent (13.5%) pursuant to Section 2.06(b) of the Mezzanine Agreement, then, until such Notes shall be redeemed, Holdings shall not be permitted to transfer any of its Common Stock except to its members and then only if the members agree in writing to be bound by the terms of Section 2.06(b) of the Mezzanine Agreement (imposing transfer restrictions).

                           (c)      Each Individual Investor shall be permitted
to Transfer all or any of his Stock to such Individual Investor's Permitted Transferees without compliance with Section 4 hereof, provided that such Permitted Transferee executes a Counterpart, and, except in the case of a Transfer occasioned as a result of the death of an Individual Investor:

                                    (i)      notwithstanding such Transfer, the
Individual Investor making such Transfer shall remain jointly and severally liable for any breach by the Permitted Transferee of the provisions of this Agreement; and

                                    (ii)     any Individual Investor who
Transfers any or all of his Stock to a Permitted Transferee shall, except with the consent of the holders of a majority of the Shares other than the Shares of the Transferring Individual Investor, retain the right to vote the transferred Stock on any matter on which such Stock is entitled to vote under the provisions of the applicable Company's Certificate of Incorporation.

                           (d)      Notwithstanding this Section 2, the
Individual Investors and Holdings shall be permitted to pledge their shares in favor of The First National Bank of Boston, as Administrative Agent, pursuant to the Management Pledge Agreement and the Parent Pledge Agreement, both dated the date hereof.

                           (e)      Notwithstanding this Section 2, any
Individual Investor shall be permitted to pledge his shares of Class C Preferred Stock to a lender to the pledging Individual Investor provided that
(i) prior to completing the pledge, the lender undertakes in a writing (in form and substance acceptable to the lender and the Company) delivered to the Company that (A) such lender is prohibited from selling or syndicating all, or any portion of the debt obligation secured by the pledge, and (B) in the event of any default on the debt secured by such pledge, all or any portion of the pledged shares (as determined by the Company) may be purchased by the Company for a price equal to the lowest of (1) the aggregate Stated Value of the shares being purchased, (2) the Fair Market Value (as determined under procedures comparable to those set forth in Section 6(d) hereof with decisions as to choice of the valuation determiner being made by the Representative and the Lender) of the shares being purchased, or (3) the unpaid principal, plus accrued interest, plus all other amounts accrued and owing to the lender in respect of such indebtedness, secured by the pledge, (ii) if Robert Kirkland is the borrower and pledgor, the Consulting Agreement will terminate in the event the lender executes against, or otherwise obtains an ownership interest in, the pledged shares or their proceeds, (iii) if any other Individual Investor is the borrower and pledgor, the Management Agreement, if any, of such Individual Investor will terminate in the event the lender executes against, or otherwise obtains an ownership interest in, the shares pledged by that Individual Investor or their proceeds, and (iv) the lender is an institution normally engaged in the business of making commercial loans.

                  3.       Preemptive Rights.

                           (a)      Except in the case of Excluded Securities,
the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Securities unless the Company shall have first offered (the "Preemptive Offer") to sell such Securities to the Company's Shareholders on the terms set forth herein. Each Shareholder shall have a preemptive right to purchase up to such Shareholder's Common Equity Percentage of such Securities. Each Shareholder may assign all or any part of its rights and responsibilities with respect to such Offer (as defined below) to an Affiliate. Such Affiliate or Affiliates which are such assignees shall thereafter be deemed to be such assigning Shareholder (to the extent of such assignment) for purposes of applying this Section 3 to such Preemptive Offer. Each such Affiliate shall agree in writing, as a condition to such assignment, to execute a Counterpart in the event of a purchase of Securities pursuant to such assignment.

                           (b)      The Company shall deliver to each
Shareholder written notice of the Preemptive Offer, specifying the price and terms and conditions of the offer, including without limitation, the minimum and maximum limits on the amount of Securities proposed to be sold by the Company pursuant to the offer (the "Offer"), and the Common Equity Percentage applicable to the Shareholder receiving such notice. The Preemptive Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from the date such notice is given (the "30-Day Period").

                           (c)      If a Shareholder desires to purchase
Securities pursuant to the Preemptive Offer, such Shareholder shall evidence his or its intention to accept the Preemptive Offer by delivering a written notice to the Company, signed by the Shareholder, setting forth the percentage of the Securities (not exceeding such Shareholder's Common Equity Percentage of such Securities) that the Shareholder elects to purchase (the "Notice of Acceptance"). Provided the minimum number of Securities set forth in the Preemptive Offer has been sold after conclusion of all procedures set forth in this Section 3, then, upon closing of the Preemptive Offer, each Shareholder shall be obligated to buy the percentage set forth in such Shareholder's Notice of Acceptance times the number of Securities being sold at such closing. The Company shall not be permitted to sell at such closing (or any subsequent closing with respect to which the procedures set forth in this Section 3 have not again been followed, except as provided in this Section 3) more than the maximum number of Securities set forth in the Preemptive Offer. The Notice of Acceptance must be given, if at all, prior to the end of the 30-Day Period. Within five (5) days following the end of the 30-Day Period, the Company shall give written notice (the

"Notice of Refused Securities") to the Shareholders setting forth the percentage of Securities for which a Notice of Acceptance was not received (the "Refused Securities").

                           (d)      If the Shareholders give Notices of
Acceptance to the Company prior to the end of the 30-Day Period indicating their intention to purchase, in the aggregate, less than the maximum amount of Securities set forth in the Preemptive Offer, each Shareholder giving a Notice of Acceptance ("Accepting Shareholders") shall be entitled to purchase by an additional Notice of Acceptance given to the Company within ten (10) days after the date the Notice of Refused Securities is given (the "10-Day Period"), that proportion of the Refused Securities which the Common Equity Percentage of such Accepting Shareholder (prior to the Offer) bears to the Common Equity Percentage of all Accepting Shareholders.

                           (e)      If the Shareholders give Notices of
Acceptance prior to the end of the 30-Day Period or 10-Day Period, as applicable, indicating their intention to purchase, in the aggregate, at least the minimum amount of Securities set forth in the Preemptive Offer, the Company shall schedule a closing of the sale of the Securities to occur on a date not more than sixty (60) days nor less than twenty (20) days after the termination of the 30-Day Period or 10-Day Period, as applicable. Upon the closing of the sale of the Securities, each Accepting Shareholder shall purchase those Securities for which it tendered a Notice of Acceptance upon the terms specified in the Offer.

                           (f)      Regardless of whether the Shareholders
tender Notices of Acceptance pursuant to subsection (c) and (d) of this Section 3 for at least the minimum amount of Securities set forth in the Offer within the 30-Day Period or the 10-Day Period, as applicable, any remaining Refused Securities may be sold for a period of ninety (90) days after the expiration of the 30-Day Period or 10-Day Period, as applicable (the "90-Day Period"), to any other Person or Persons (including without limitation, executive officers of the Company), upon terms and conditions which are in all material respects (including without limitation, price, form of consideration, payment period and interest rates) the same as those set forth in the Preemptive Offer. The closing of the sale of such Refused Securities (which shall include full payment to the Company in cash or notes in accordance with the terms of such offer (the "Outside Offer")) shall take place not more than thirty (30) days after the expiration of such 90-Day Period and not less than twenty (20) days after notice of said closing shall have been given by the Company to each Accepting Shareholder. In the event Accepting Shareholders gave Notices of Acceptance for less than the minimum number of Securities set forth in the Preemptive Offer, provided the Refused Securities agreed to be purchased plus the Securities for which Accepting Shareholders gave Notices of Acceptance exceeds such minimum, then at the same time as the closing of the sale of Refused Securities, each Accepting Shareholder shall purchase those Securities for which it tendered a Notice of Acceptance upon the terms specified in the Preemptive Offer.

                           (g)      (i) If at least the minimum amount of the
Securities set forth in the Preemptive Offer and the Outside Offer are not agreed to be purchased within the 90-Day Period, the Company may rescind all Notices of Acceptance tendered by Shareholders by providing written notice of such rescission to each Accepting Shareholder and the Company shall not sell any Securities pursuant to the Outside Offer.

                                    (ii)     Any Securities as to which Notices
of Acceptance are rescinded, and any Refused Securities not purchased in the Outside Offer may not be sold or otherwise disposed of until they are again offered to the Shareholders under the procedures specified in subsections (a) through (g) hereof.

                           (h)      The transferability of Securities purchased
by any Shareholder or other Person pursuant to this Section 3 shall be subject to the terms and conditions set forth in this Agreement and any Person who is not then a Shareholder and who purchases Securities shall execute a Counterpart as a condition precedent to such purchase. The obligation of any Shareholder to purchase such Securities is further conditioned upon the preparation of a purchase agreement embodying the terms of the Preemptive Offer or Outside Offer which shall be reasonably satisfactory in form and substance to the Company and its counsel, and such Shareholder or other purchaser and such Shareholder's or other purchaser's counsel.

                           (i)      The Shareholders hereby waive any
preemptive rights that they may have in connection with the grant of options to purchase 1,918 shares of Common Stock at $0.01 per share to a consultant as of July 1, 2001 and the grant of options to purchase up to 9,200 shares of Common Stock at $71.00 per share to management employees on November 27, 2001. The Board of Directors determined that these exercise prices were not less than the fair market value of the Common Stock on the respective grant dates.

                  4.       Third Party Offers to Shareholders; Participation
Rights.

                           (a)      If any Shareholder (a "Selling
Shareholder") receives a Bona Fide Offer to purchase part or all of the Selling Shareholder's Stock in the Company ("Offered Shares") which it desires to accept, it must give written notice ("First Refusal Notice") to the Company and comply with this Section 4 before accepting such Bona Fide Offer. Any Bona Fide Offer offering to purchase less than all a Shareholder's Stock shall either be rejected or be an offer to purchase the same percentage of Stock of the Company. The First Refusal Notice shall identify the third party purchaser and the terms of the Bona Fide Offer to purchase the Offered Shares. The Company shall, within five (5) days of receipt of the First Refusal Notice, provide copies thereof to all other Shareholders (the "Non-Selling Shareholders") and shall simultaneously notify each Non-Selling Shareholder of such Non-Selling Shareholder's Adjusted Common Equity Percentage. The Company and the Non-Selling Shareholders shall have the options and rights set forth in this
Section 4. Each Shareholder may assign all or any part of its rights and obligations with respect to such Bona Fide Offer to an Affiliate. Such Affiliate or Affiliates who are such assignees shall thereafter be deemed to be such assigning Shareholder (to the extent of such assignment) for purposes of applying this Section 4 to such Bona Fide Offer. Each Affiliate shall agree in writing, as a condition to such assignment, to execute a Counterpart, in the event of a purchase of Offered Shares pursuant to such assignment.

                           (b)      For a period of up to thirty (30) days
after receipt of the First Refusal Notice ("Company Option Period") the Company shall have the right to purchase up to all of the Offered Shares which it has issued at the price and on the other terms and conditions contained in the Bona Fide Offer (the "Third Party Offer Terms"). The Company shall notify the Selling Shareholder within the Company Option Period whether the Company will exercise such right, such notice (the "Company Notice") specifying the amount of Offered Shares to be purchased by the Company, if any (any remaining amount being the "Remaining Offered Shares"). A notice by the Company that it will purchase Offered Shares is herein referred to as a "Company Purchase Notice.") The Company Option Period shall expire on the thirtieth day after the First Refusal Notice or the date the Company gives a Company Notice indicating that the Company will not purchase any Offered Shares.

                           (c)      Each Non-Selling Shareholder shall have the
option (the "First Option") to purchase up to such Non-Selling Shareholder's Adjusted Common Equity Percentage of the Remaining Offered Shares on the Third Party Offer Terms. The First Option may be exercised by giving written notice (an "Exercise Notice") to the Selling Shareholder within thirty (30) days after the expiration of the Company Option Period (the "30-Day Exercise Period"). The Exercise Notice given by a Non-Selling Shareholder shall state the number of Offered Shares (up to such Non-Selling Shareholder's Adjusted Common Equity Percentage of the Remaining Offered Shares) which such Non-Selling Shareholder is willing to purchase. Within five (5) days following expiration of the 30-Day Exercise Period, the Selling Shareholder shall give a written notice ("Unpurchased Remaining Shares Notice") to the Non-Selling Shareholders setting forth the number of Remaining Offered Shares for which an Exercise Notice was not received ("Unpurchased Remaining Offered Shares"). Any Non-Selling Shareholder who exercised its option under this Section 4(b) to purchase such Non-Selling Shareholders' entire Adjusted Common Equity Percentage of the Remaining Offered Shares, shall have an option ("Second Option") to purchase such amount of the Unpurchased Remaining Offered Shares as such Non-Selling Shareholders shall agree upon or, failing such agreement, that proportion of the Unpurchased Remaining Offered Shares which such Non-Selling Shareholder's Common Equity Percentage bears to the aggregate Common Equity Percentage of all such Non-Selling Shareholders. A Non-Selling Shareholder shall exercise the Second Option, if at all, by giving a written second Exercise Notice to the Selling Shareholder within fifteen (15) days after the Selling Shareholder shall have given the Unpurchased Remaining Shares Notice relating to the Unpurchased Remaining Offered Shares.

                           (d)      Unless otherwise agreed to by the Selling
Shareholder, all Company Purchase Notices and Exercise Notices given by the Company and Non-Selling Shareholders shall be deemed rescinded if all of the Offered Shares are not to be purchased pursuant thereto.

                           (e)      If the Company or Non-Selling Shareholders
shall have given Company Purchase Notices or Exercise Notices as to all of the Offered Shares, all certificates for the Offered Shares shall be delivered to the purchaser(s) thereof, duly endorsed for transfer, at a closing held within not more than thirty (30) days nor less than twenty (20) days after the last such Exercise Notice is given at the then principal office of the Company or such other place as the Selling Shareholder and the Company (if the Company is a purchaser) and Non-Selling Shareholders who are purchasers of such Offered Shares shall agree.

                           (f)      If all of the Offered Shares are not agreed
to be purchased by the Company and Non-Selling Shareholders, then, within ten
(10) days after the earlier of (i) the
expiration of the applicable periods in which Non-Selling Shareholders could have exercised the First Option or, if applicable, the Second Option, or (ii) the date on which the Non-Selling Shareholders shall have declined in writing to purchase all of the Offered Shares, the Selling Shareholder shall give notice to all Non-Selling Shareholders and the Company of the Offered Shares not intended to be purchased pursuant to the operation of Section 4(b) (c) and
(d) (the "Final Purchase Notice"). For a period of thirty (30) days after the date the Final Purchase Notice is given, the Selling Shareholder may, subject to Section 4(g) and 4(h) below, sell the Offered Shares to the Person who made the Bona Fide Offer ("Third Party Offeror"); provided, however, that such Offered Shares are sold to the Third Party Offeror upon the Third Party Offer Terms, and that such Third Party Offeror executes a Counterpart. If the Selling Shareholder elects not to rescind Company Purchase Notices and Exercise Notices pursuant to Section 4(d) hereof, the sale of Offered Shares to the Company and the purchasing Non-Selling Shareholders shall take place at the closing of the sale of the balance of the Offered Shares to the Third Party Offeror and, unless such Non-Selling Shareholders otherwise agree, shall be conditioned on the occurrence of said closing. If the Selling Shareholder wishes to sell all or any part of the Offered Shares on terms other than the Third Party Offer Terms or does not sell such Offered Shares on the Third Party Offer Terms within the aforementioned thirty (30) day period, the Selling Shareholder shall be obligated to make new offers and re-offers to the Company and the Non-Selling Shareholders, in accordance with this Section 4, before it shall be permitted to Transfer its Shares, or any part thereof, to any Person.

                           (g)      (i) If a Non-Selling Shareholder does not
exercise its First Option or if such exercise is rescinded pursuant to Section 4(d) above, such Non-Selling Shareholder may elect to participate (each Shareholder so electing being herein a "Participating Shareholder") in the Selling Shareholder's sale of Remaining Offered Shares to the Company and the Non-Selling Shareholders whose Company Purchase Notices and Exercise Notices have not been rescinded (if any) and the Third Party Offeror (collectively, the "Purchasers"), in accordance with this subsection (g);

                                    (ii)     Each such Participating
Shareholder shall have the right ("Participation Right") to Transfer to the Purchasers on the Third Party Offer Terms:

                                             (A)      if the Offered Shares
include Common Stock (the "Offered Common Shares"), a number of shares of Common Stock equal to the product of the number of Offered Common Shares times a fraction, the numerator of which is the Common Equity Percentage of such Participating Shareholder and the denominator of which is the aggregate Common Equity Percentage of all Participating Shareholders and the Selling Shareholder. The number of shares of Common Stock to be sold by the Selling Shareholder to the Purchasers shall be reduced by the number of shares of Common Stock to be sold to the Purchasers by a Participating Shareholder pursuant to the exercise of a Participation Right; and

                                             (B)      if the Offered Shares
include Class A Preferred Stock, Class B Preferred Stock or Class D Preferred Stock (the "Offered A/B/D Preferred Shares," and the aggregate stated value of the Offered A/B/D Preferred Shares being herein referred to as the "Preferred A/B/D Value"), a number of shares of Class A Preferred Stock,

Class B Preferred Stock or Class D Preferred Stock (without regard to voting rights) having an aggregate stated value equal to the product of the Preferred A/B/D Value times a fraction, the numerator of which is the aggregate stated value of the shares of Class A Preferred Stock, Class B Preferred Stock or Class D Preferred Stock owned by such Participating Shareholder and the denominator of which is the sum of the Preferred A/B/D Value and the aggregate stated value of all shares of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock owned by all Participating Shareholders and the Selling Shareholder. The number of Offered A/B/D Preferred Shares to be sold by the Selling Shareholder to the Purchasers shall be reduced by the number of Offered A/B/D Preferred Shares having an aggregate stated value equal to the aggregate stated value of the shares of Class A Preferred Stock, Class B Preferred Stock or Class D Preferred Stock to be sold to the Purchasers by Participating Shareholders pursuant to the exercise of Participation Rights;

                                             (C)      if the Offered Shares
include Class C Preferred Stock (the "Offered C Preferred Shares," and the aggregate stated value of the Offered C Preferred Shares being herein referred to as the "Preferred C Value"), a number of shares of Class C Preferred Stock (without regard to voting rights) having an aggregate stated value equal to the product of the Preferred C Value times a fraction, the numerator of which is the aggregate stated value of the shares of Class C Preferred Stock owned by such Participating Shareholder and the denominator of which is the sum of the Preferred C Value and the aggregate stated value of all shares of Class C Preferred Stock owned by all Participating Shareholders and the Selling Shareholder. The number of Offered C Preferred Shares to be sold by the Selling Shareholder to the Purchasers shall be reduced by the number of Offered C Preferred Shares having an aggregate stated value equal to the aggregate stated value of the shares of Class C Preferred Stock to be sold to the Purchasers by Participating Shareholders pursuant to the exercise of Participation Rights;

                                    (iii)    The Participation Right shall be
exercised, if at all, by the Participating Shareholder giving written notice of exercise of the Participation Right to the Selling Shareholder and each of the other Non-Selling Shareholders within fifteen (15) days after the Final Purchase Notice is given pursuant to Section 4(f);

                                    (iv)     If the Selling Shareholder would
retain ownership of Offered Shares by reason of the exercise of Participation Rights (such remaining shares being herein the "Final Remaining Shares"), the Selling Shareholder may either (i) rescind all exercises of Participation Rights, reject the Bona Fide Offer and retain ownership of the Offered Shares, or (ii) negotiate with the Purchasers to purchase the Final Remaining Shares on the Third Party Offer Terms or terms less advantageous to the Selling Shareholder than the Third Party Offer Terms. Any such sale of the Final Remaining Shares to the Purchasers shall not be subject to the provisions of Sections 2 or 4 of this Agreement, except the obligation on the part of the Third Party Offeror to execute a Counterpart. A Transfer of Shares pursuant to the exercise of a Participation Right shall not be subject to the provisions of Sections 2 and 4 of this Agreement.

                           (h)      Notwithstanding anything to the contrary
contained in this Section 4, (i) any Transfer permitted by Section 2 hereof shall not be restricted by this Section 4, (ii) any sale of Stock in connection with a Public Offering, or pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended, shall not be restricted by this Section 4.

                  5. Stock Splits, Etc. If there shall be any change in the Stock of the Company after the date of this Agreement as a result of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of Shares, or otherwise, the provisions of this Agreement shall apply with equal force to additional and/or substitute Securities, if any, received by each Shareholder in exchange for or by virtue of its ownership of Shares.

                  6.       Joinder Requirements.

                           (a)      If at any time holders (the "Initiating
Holders") of a majority of the outstanding shares of Common Stock desire to sell at least a majority of the outstanding shares of Common Stock to a prospective purchaser which is not an Affiliate of any of such holders at a per share price of at least eighty percent (80%) of the Fair Market Value (as defined in Section 6(d) below), and the purchaser of such Shares requires, as a condition of the sale, that the purchaser acquire more than a majority of the outstanding shares of the Common Stock (the percentage of Common Stock sought to be purchased by the purchaser being herein referred to as the "Purchase Percentage"), then (i) all of the holders of Mezzanine Warrants shall be required to exercise the Purchase Percentage of their Mezzanine Warrants and sell such Mezzanine Warrant Shares, and (ii) all Management Investors or other holders of Options shall be required to exercise the Purchase Percentage of their vested Options and sell the Shares purchased pursuant to such exercise, and (iii) all of the Shareholders (including the Initiating Holders) shall be required to sell the Purchase Percentage (and shall not sell more than the Purchase Percentage) of their Stock (as constituted after such exercise of Mezzanine Warrants), to the purchaser on the same price and other terms and conditions as those offered to the Initiating Holders.

                           (b)      If at any time holders ("Preferred
Initiating Holders") of at least a majority of the outstanding shares of Preferred Stock desire to sell at least a majority of the outstanding Preferred Stock to a prospective purchaser which is not an Affiliate of any of such holders, and the purchaser of such Preferred Stock requires, as a condition of the sale, that the purchaser acquire more than a majority of the outstanding shares of Preferred Stock of all Shareholders (the percentage of Preferred Stock sought to be purchased by the purchaser being herein referred to as the "Preferred Purchase Percentage"), then all of the Shareholders shall be required to sell the Preferred Purchase Percentage of their Preferred Stock to the purchaser on the same price and other terms and conditions as those offered to the Preferred Initiating Holders.

                           (c)      For purposes of Section 6(b), the term
"Preferred Stock" shall not include the Class C Preferred Stock. Any sale of Common Stock or Preferred Stock pursuant to this Section 6, including the sale by the Initiating Holders or Preferred Initiating Holders, shall not be subject to the provisions of Sections 2 and 4 of this Agreement.

                           (d)      For purposes of this Agreement, "Fair
Market Value" of a share of Common Stock shall mean such value as determined by an investment banking firm mutually acceptable to both the Board of Directors of the Company and holders of a majority of Stock being involuntarily required to join in the sale under Section 6 hereof. In the event an investment banking firm cannot be mutually agreed upon, such value shall be a value per share of Stock as determined by a nationally recognized firm engaged in the business of (among other things) valuing privately held businesses, which is not an Affiliate of the Company, any director of the Company, or any of the Shareholders, and which is selected by the mutual agreement of the holders of a majority of the Stock being involuntarily required to join in the sale under Section 6 hereof. If such holders are unable to agree, then holders of the Mezzanine Warrants and the Management Investors shall agree on one appraiser, and if they cannot agree the Mezzanine Warrant holders shall select one appraiser and the Management Investors shall select one appraiser. The appraiser or appraisers so selected shall determine the Fair Market Value. An average of all appraisals shall be the Fair Market Value if more than one appraisal is used. If the Fair Market Value is more than eighty percent (80%) of the sale price, the fees paid to the investment banking firm or appraiser or appraisers for determining the Fair Market Value shall be borne by the holders of Stock who are being required to involuntarily join the sale under Section 6(a). Otherwise, such cost shall be borne by the Company.

                  7. Failure to Deliver Shares. If a Shareholder (the "Transferring Shareholder") becomes obligated to Transfer any Stock to the Company or to another Shareholder pursuant to this Agreement (including a Transfer to another Shareholder for purposes of Transfer to another purchaser pursuant to Section 6 or otherwise) and fails to deliver such Stock in accordance with the terms of this Agreement, the Company or such other Shareholder, as the case may be, may, at its option, in addition to all other remedies it may have, either (i) send to the Transferring Shareholder the purchase price for such Stock as is herein specified, or (ii) deposit such amount with a trustee or escrow agent for the benefit of the Transferring Shareholder for release upon delivery of such Stock to the trustee or escrow agent in accordance with the terms of this Agreement. Thereupon, the Company, upon written notice to the Transferring Shareholder, (a) shall cancel on its books the certificate or certificates representing the Stock so required to be transferred by the Transferring Shareholder and (b) shall issue, in lieu thereof, in the name of the Company, such other Shareholder or purchaser, as the case may be, a new certificate or certificates representing such Stock; provided, however, the Company shall be under no obligation to so cancel and issue Stock unless the other Shareholder or purchaser, as the case may be, delivers to the Company its agreement to indemnify, defend and hold harmless the Company, its officers and employees, successors and assigns, from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject as a result of, arising out of, or based upon the Company so canceling and issuing Stock, and such other Shareholder or purchaser, as the case may be, shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection therewith. All of the Transferring Shareholder's rights in and to such Stock shall terminate as of the date of such Notice.

                  8. Termination. Except as provided in Section 16 hereof, this Agreement shall terminate upon (i) the consummation of a Public Offering or (ii) the earlier mutual agreement of Shareholders having an aggregate Common Equity Percentage of at least eighty percent (80%).

                  9. Registration Rights. The Shareholders shall have the registration and other rights set forth in the Amended and Restated Registration Rights Agreement dated as of the date hereof and among the parties hereto.

                  10.      Financial Reports and Information.

                           (a)      Within ninety (90) days after the end of
each fiscal year of the Company, for so long as this Agreement shall be in effect, the Company agrees to furnish each of the Shareholders with audited consolidated and consolidating financial statements of the Company for such fiscal year (showing comparison to the prior fiscal year) which shall include a statement of income and retained earnings for each such fiscal year, a balance sheet as at the last day thereof, and a statement of cash flows prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the report, without qualification, of the Company's independent certified public accountants (which shall be of recognized national standing), including such accountant's management letters to the Company and a breakdown of all the Shareholders of the Company, listing next to each Shareholder's name, the Shareholder's Common Equity Percentage.

                           (b)      If for any period the Company shall have
any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing Section 10(a) shall be the consolidated financial statements of the Company and all such consolidated subsidiaries.

                           (c)      Promptly upon becoming available, copies of
all financial statements, reports, press releases, notices, proxy statements and other documents sent by any of the Company to their lenders or released to the public and copies of all regular and periodic reports, if any, filed by the Company with the Securities and Exchange Commission or any securities exchange.

                           (d)      Upon request from any Shareholder including
any Selling Shareholder to the Company, the Company shall disclose to such Shareholder, in writing, the name and address of such Shareholder (as it then appears on the records of the Company) and such Shareholder's Common Equity Percentage.

                  11.      Company Governance Provisions.

                           (a)      From and after the date hereof, each
Shareholder agrees to vote (including by execution of a written consent or in any other manner permitted by law and the Company's certificate or articles of incorporation and by-laws) all of his or its Shares over which he or it has voting control, and will take all other necessary or desirable actions within his or its control, and the Company will take all necessary or desirable actions within its control, in order to cause:

                                    (i)      the election to the Board of
Directors of the Company of:

                                             (A)      two (2) representatives
nominated by Advent International Corporation, but only for so long as investment funds affiliated with Advent International Corporation have a Common Equity Percentage (directly or indirectly through Holdings) of at least fifteen percent (15%);

                                             (B)      one representative
nominated by Capital Trust, but only for so long as Capital Trust (or any of its Affiliates) has (directly or indirectly through Holdings) a Common Equity Percentage of at least two percent (2%), or holds $900,000 aggregate principal amount of Senior Subordinated Notes (as defined in the Mezzanine Agreement);

                                             (C)      one representative
nominated by CRL (or if CRL distributes any of its Warrant Shares to any of its partners, by a majority in interest of the holders of such Warrant Shares, or if CRL transfers its Warrant Shares, by the holder of the highest aggregate principal amount of the Senior Subordinated Notes (as defined in the Mezzanine Agreement) owned by CRL, its successors or assigns), but only for so long as CRL (or any of its partners) has a Common Equity Percentage of at least three percent (3%);

                                             (D)      One (1) representative
nominated by Carl Kirkland, so long as he remains an employee (or retired employee) of the Company and he has a Common Equity Percentage of at least four percent (4%) of the outstanding shares of Common Stock;

                                             (E)      One (1) representative
nominated by Robert Alderson, so long as he remains an employee (or retired employee) of the Company and he has a Common Equity Percentage of at least four percent (4%) of the outstanding shares of Common Stock; and

                                             (F)      One (1) representative
nominated by SSM Venture Partners, L.P., but only for so long as SSM Venture Partners, L.P. (or any of its affiliates) has a Common Equity Percentage of at least two percent (2%); and

                                    (ii)     the removal from the Board of any
representative nominated as provided in Section 11(a)(i) upon the express written request of the designator thereof or upon the failure of any of the thresholds specified in Section 11(a)(i) with respect to such particular nominator.

                           (b)      in the event that any representative
nominated as provided in Section 11(a)(i) for any reason ceases to serve as a member of the Board of Directors of the Company during his term of office, the resulting vacancy on each Board to be filled by a representative nominated by the person who or which nominated the ceasing director; provided that if such person ceases to serve as a member of the Board of Directors because the nominator thereof ceases to meet the thresholds set forth in Section 11(a)(i), such vacancy shall be filled as required by the bylaws of the Company, as amended from time to time.

                           (c)      If the Company receives a written notice
requesting that any action be taken to implement the provisions of Section 11, the Company and each Shareholder agree promptly to take such action as may be necessary so to implement such provisions in accordance with this Section, including, without limitation, the calling of a special meeting, the voting of Shares, the execution of written consents or any other necessary action in connection therewith.

                           (d)      Absent cause, neither the Company nor the
Shareholders will take any action to remove any Board representative nominated pursuant to Section 11(a)(i) without the advance written consent of the Person who or which nominated that director.

                           (e)      Each of Capital Trust and CRL shall, at all
times that it has a right to nominate directors pursuant to Section 11(a)(i) hereof, have a representative on each committee of the Board of Directors of the Company unless, and only for so long as, it waives in writing such right with respect to a specific committee.

                           (f)      Unless an individual nominated to serve on
the Board of Directors of the Company hereunder expressly agrees in writing otherwise, such nominee shall not be deemed to be the deputy of or otherwise required to discharge his or her duties on the Board under the direction of, or with special attention to the interests of, the Person designating such nominee to serve on the Board.

                           (g)      Nothing in this Agreement shall limit the
size of the Board of Directors of the Company or the Board's ability to mandate any procedure for nominating or voting for any directors except to the extent specifically set forth in this Section 11.

                  12. Specific Performance. Because of the unique character of the shares of Stock, the Company will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning the Transfer of Stock, an injunction may be issued restraining any Transfer pending the determination of such controversy. In the event of any controversy concerning the right or obligation to Transfer any such Stock, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or the other Shareholders of the Company may have.

                  13. Legend. Each certificate issued on or after April 15, 2002 evidencing any of the Shares shall bear a legend substantially as follows:

                  "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Shareholders Agreement dated as of June 12, 1996, as amended and restated as of April 15, 2002, among the Company, certain affiliates of the Company and their shareholders, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

                  14. Notices. All notices and other communications hereunder shall be in writing and shall be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier services, charges prepaid, or by telecopier, to such party's address (or to such party's telex, TWX, telecopier or telephone number). If the notice is sent by mail, telegraph or courier services, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex of TWX, when dispatched.

                If to Holdings, to:

                Kirkland Holdings L.L.C.
                75 State Street
                Boston, MA 02109
                Attention:  David M. Mussafer
                Telecopy No.: (617) 951-0568

                With a copy to:

                Pepper Hamilton LLP
                3000 Two Logan Square
                Philadelphia, PA  19103
                Attention:  Robert A. Friedel, Esq.
                Telecopy No.:  (215) 981-4750

                If to the Management Investors or the Company or The Amy Katherine Alderson Trust
                The Allison Leigh Alderson Trust
                The Carl T. Kirkland Grantor Retained Annuity Trust 2001-1, to:

                Kirkland's, Inc.
                P.O. Box 7222
                Jackson, TN 38303-7222
                Attention:  Robert Alderson
                Telecopy No.: (731) 664-9345

                  With a copy to:

                  Baker, Donelson, Bearman & Caldwell
                  20th Floor
                  First Tennessee Building
                  165 Madison Avenue
                  Memphis, TN  38103
                  Attention:  Robert Walker, Esq.
                  Telecopy No.:  (901) 577-2303

                  If to Robert Kirkland, to:

                  Robert Kirkland
                  760 Sanders Chapel Road
                  Union City, Tennessee 38261
                  Telecopy No.: (731) 885-7850

                  With a copy to:

                  Warner Law Firm PLC
                  308 West Church Street
                  Union City, Tennessee 38261
                  Attention: John L. Warner, Jr., Esquire
                  Telecopy No.: (731) 885-2440

                  If to Mezzanine Warrant Holders, to:

                  Capital Resource Lenders II, L.P.
                  85 Merrimac Street
                  Suite 200
                  Boston, MA  02114
                  Attention:  Alexander S. McGrath
                  Telecopy No.: (617) 723-9819

                  Allied Capital Corporation
                  1919 Pennsylvania Avenue, N.W.
                  3rd Floor
                  Washington, D.C.  20006
                  Attention:  Susan Gallagher
                  Telecopy No.: (202) 659-2053

                  The Marlborough Capital Investment Fund, L.P.
                  9 Newbury Street
                  Boston, MA  02116
                  Attention:  Margaret Lanoix
                  Telecopy No.: (617) 421-9631

                  Capital Trust Investments, Ltd.
                  575 Fifth Avenue, 40th Floor
                  New York, NY  10017
                  Attention:  John P. Oswald
                  Telecopy No.: (212) 490-6950

                  With a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  High Street Tower
                  125 High Street
                  Boston, MA  02110
                  Attention:  Andrew E. Taylor, Jr., Esquire
                  Telecopy No.: (617) 248-7100

                  If to any other party hereto, to the address of record as most recently provided to the Company. Upon request by any party hereto, the Company agrees to provide address and telecopier information for any other party for the purpose of providing a notice in accordance with this Section 14.


Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

                  15. Issuance of Stock by the Company. If the Board of Directors of the Company determines that any Person hereafter issued Stock or Warrants by the Company should become a party to this Agreement, then the execution of a Counterpart to this Agreement by such Person shall result in such Person being deemed to be a Shareholder hereunder for all purposes of this Agreement.

                  16. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and, except as provided in clause (i) of Section 8 hereof, neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a writing duly executed by holders of Stock having an aggregate Common Equity Percentage of at least eighty percent (80%), and, if the waiver, modification, amendment or termination would affect the rights or obligations of a holder of Preferred Stock, by holders of at least eighty percent (80%) of the aggregate stated value of the class of Preferred Stock so affected; provided, that (i) until the termination of this Agreement pursuant to clause (i) of Section 8 hereof, and except as otherwise provided by operation of the terms of Section 11 hereof, the right of any Shareholder to nominate a director in accordance with the provisions of Section 11 hereof may not be modified, amended or terminated without the consent of such Shareholder, and (ii) the terms and provisions of this Section 16 shall not be modified or amended without the prior written consent of each of the Shareholders. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision. In the event Holdings dissolves, each of the members of Holdings shall execute a Counterpart to this Agreement and shall thereafter be deemed to be a Shareholder hereunder for all purposes of this Agreement.

                  17. Expenses. The Company shall reimburse the Shareholders for expenses incurred by them (or by the members of Holdings to the extent such expenses are to be paid by Holdings), including the reasonable expenses of counsel, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Operating Agreement of Holdings, and the Agreement of Limited Partnership of CT/Kirkland Equity Partners, L.P., Marlborough/Kirkland Equity Partners, L.P., TCW/Kirkland Equity Partners, L.P. and SSM/Kirkland Equity Partners, L.P., or (ii) the administration of such entities, including the filing of tax returns and preparation of financial reports provided that the expenses reimbursed under clause (ii) above shall not exceed $5,000 per year.

                  18. Dividends. The Company shall not allow the payment of dividends on the Class A Preferred Stock, the Class B Preferred Sock or the Class D Preferred Stock unless and until any and all payments required to be made by the Company under the Management Agreements have been paid to the Management Investors and any and all payments required to be made to the Company under the Consulting Agreement shall have been made to Robert Kirkland.

                  19. Amendment to Charter. From and after the date hereof, each Shareholder agrees to vote all of his, or its shares over which he or it has voting control, and will take all other necessary or desirable actions within his or its control, and the Company will take all necessary or desirable actions within its control, in order to cause an amendment to the Company's charter to increase the authorized Common Stock of the Company upon exercise by holders of Class A Preferred Stock, Class B Preferred Stock or Class D Preferred Stock of their rights to convert such stock into shares of Common Stock.

                  20. Governing Law; Successors and Assigns. This Agreement shall be construed and enforced in accordance with Delaware law and shall be binding upon the parties hereto and their respective successors and assigns. The parties hereto agree that any action to enforce this Agreement may be properly brought in any court within the State of Delaware or in the United States District Court for the District of Delaware, and the parties hereto agree that the courts of the State of Delaware and the United States District Court for the District of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of the parties hereto.

                  21. Waivers. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

                  22. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

                  23. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

                  24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  25. Attorney's Fees. In the event of litigation of any dispute or controversy arising from, in, under or concerning this Agreement or any amendment hereof, including, without limiting the generality of the foregoing, any claimed breach hereof or thereof, the prevailing party in such action shall be entitled to recover from the other party in such action, such sum as the court shall fix as reasonable attorney's fees incurred by such prevailing party.

                  26. Parties Benefited. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

                  27. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  28. Prior Agreement Void. This Amended and Restated Shareholders Agreement amends and restates the Original Shareholders Agreement and such Original Shareholders Agreement is of no further force or effect.

                  IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement under seal as of the date first above written.


                                    KIRKLAND HOLDINGS L.L.C.


                                    By: /s/ David M. Mussafer
                                       ----------------------------------------
                                       Name:  David M. Mussafer
                                       Title:


                                    KIRKLAND'S, INC.


                                    By: /s/ Robert E. Alderson
                                       ----------------------------------------
                                       Name:  Robert E. Alderson
                                       Title: President and Chief Executive
                                              Officer

                                    SSM VENTURE PARTNERS, L.P.
                                    By: SSM I, L.P., general partner
                                    By: SSM Corporation, general partner


                                    By: /s/ R. Wilson Orr, III
                                       ----------------------------------------
                                       Name: R. Wilson Orr, III
                                       Title: V.P.


                                    /s/ Joseph R. Hyde, III
                                    -------------------------------------------
                                    JOSEPH R. HYDE, III


                                    /s/ Johnston C. Adams, Jr.
                                    -------------------------------------------
                                    JOHNSTON C. ADAMS, JR.


                                    /s/ John H. Pontius
                                    -------------------------------------------
                                    JOHN H. PONTIUS

                                    CT/KIRKLAND EQUITY PARTNERS, L.P.


                                    By: /s/ John P. Oswald
                                       ----------------------------------------
                                       Name:  John P. Oswald
                                       Title:


                                    R-H CAPITAL PARTNERS, L.P.

                                    By: RH/Travelers, L.P., its general partner

                                    By: R-H Capital, Inc., its general partner

                                    By: /s/ Kenneth T. Millar
                                       ----------------------------------------
                                       Name:  Kenneth T. Millar
                                       Title:


                                    TCW/KIRKLAND EQUITY PARTNERS, L.P.


                                    By: /s/ Richard F. Kurth
                                       ----------------------------------------
                                       Name:  Richard F. Kurth
                                       Title: Vice President

                                    CAPITAL RESOURCE LENDERS II, L.P., by
                                    CAPITAL RESOURCE PARTNERS II, L.P.,
                                    its General Partner


                                    By: /s/ Alexander S. McGrath
                                       ----------------------------------------
                                       Name:  Alexander S. McGrath
                                       Title: Partner


                                    ALLIED CAPITAL CORPORATION


                                    By: /s/ Gay S. Truscott
                                       ----------------------------------------
                                       Name:  Gay S. Truscott
                                       Title: Senior Vice President


                                    THE MARLBOROUGH CAPITAL
                                    INVESTMENT FUND, L.P., by
                                    MARLBOROUGH CAPITAL
                                    MANAGEMENT, L.P., its general partner


                                    By: /s/ Margaret L. Lanoix
                                       ----------------------------------------
                                       Margaret Lanoix, its authorized partner


                                    CAPITAL TRUST INVESTMENTS, LTD.


                                    By: /s/ John P. Oswald
                                       ----------------------------------------
                                       Name:  John P. Oswald
                                       Title: Attorney-in-fact

                                    GLOBAL PRIVATE EQUITY II LIMITED
                                    PARTNERSHIP


                                    By: /s/ David M. Mussafer
                                       ----------------------------------------
                                       Name: David M. Mussafer
                                       Title:


                                    ADVENT DIRECT INVESTMENT
                                    PROGRAM LIMITED PARTNERSHIP


                                    By: /s/ David M. Mussafer
                                       ----------------------------------------
                                       Name: David M. Mussafer
                                       Title:


                                    ADVENT PARTNERS LIMITED PARTNERSHIP


                                    By: /s/ David M. Mussafer
                                       ----------------------------------------
                                       Name: David Mussafer
                                       Title:

                                    /s/ Carl Kirkland
                                    -------------------------------------------
                                       CARL KIRKLAND

                                    /s/ Robert E. Kirkland
                                    -------------------------------------------
                                       ROBERT KIRKLAND

                                    /s/ Robert E. Alderson
                                    -------------------------------------------
                                       ROBERT ALDERSON


                                    THE AMY KATHERINE ALDERSON TRUST


                                    By: /s/ Carl Kirkland
                                       ----------------------------------------
                                       Name: Carl Kirkland
                                       Title: Trustee


                                    THE ALLISON LEIGH ALDERSON TRUST


                                    By: /s/ Carl Kirkland
                                       ----------------------------------------
                                       Name: Carl Kirkland
                                       Title: Trustee


                                    THE CARL T. KIRKLAND GRANTOR RETAINED
                                    ANNUITY TRUST 2001-1


                                    By: /s/ Robert E. Alderson
                                       ----------------------------------------
                                       Name: Robert E. Alderson
                                       Title: Trustee

                                    /s/ Steven J. Collins
                                    -------------------------------------------
                                    STEVEN COLLINS

                                   EXHIBIT A
                                       TO
                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


                                  COUNTERPART


                  THIS INSTRUMENT forms part of the Amended and Restated Shareholders Agreement (the "Agreement") made as of the 15th day of April, 2002, among Kirkland Holdings L.L.C., Kirkland's Inc., SSM Venture Partners, L.P., Joseph R. Hyde, III, Johnston C. Adams, Jr., John H. Pontius, CT/Kirkland
Equity Partners, L.P., R-H Capital Partners, L.P., TCW/Kirkland Equity
Partners, L.P., Capital Resource Lenders II, L.P., Allied Capital Corporation, The Marlborough Capital Investment Fund, L.P., Capital Trust Investments, Ltd., Global Private Equity II Limited Partnership, Advent Direct Investment Program Limited Partnership, Advent Partners Limited Partnership, Carl Kirkland, Robert Kirkland, Robert Alderson, The Amy Katherine Alderson Trust, The Allison Leigh Alderson Trust, The Carl T. Kirkland Grantor Retained Annuity Trust 2001-1 and Steven Collins, and any additional Shareholders of the Company (as defined in the Agreement), from time to time, which Agreement permits execution by counterpart. The undersigned hereby acknowledges having received a copy of the said Agreement (which is annexed hereto as Schedule I) and having read the said Agreement in its entirety, and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, hereby agrees that the terms and conditions of the said Agreement shall be binding upon the undersigned as a Shareholder and such terms and conditions shall inure to the benefit of and be binding upon the undersigned and its successors and permitted assigns.

                  IN WITNESS WHEREOF, the undersigned has executed this instrument this ____ day of ___________, 20__.


                                             ----------------------------------
                                             (Signature of Shareholder)


                                             ---------------------------------
                                             (Name in block letters)


                                      A-1